PENSKE AUTOMOTIVE REPORTS FOURTH QUARTER RESULTS
____________________________________________________________

Same-Store Retail Revenues Increase 9.1%

Adjusted Income From Continuing Operations Increases 52% to $29.5 Million

Adjusted Earnings Per Share From Continuing Operations Increases 52% to $0.32 Per Share
___________________________________________________________

BLOOMFIELD HILLS, MI, February 16, 2011 – Penske Automotive Group, Inc. (NYSE: PAG), an international automotive retailer, today reported adjusted fourth quarter income from continuing operations attributable to common shareholders of $29.5 million, or $0.32 per share, which compares to income from continuing operations attributable to common shareholders of $19.4 million, or $0.21 per share, in the fourth quarter last year. Adjusted fourth quarter 2010 income from continuing operations attributable to common shareholders excludes a net after-tax gain of $0.8 million, or $0.01 per share, relating to the items highlighted in the reconciliation in the attached selected data tables. Total revenue in the fourth quarter increased 13.5% to $2.8 billion.

Fourth Quarter Highlights

•	Total retail unit sales increase 13.9%

•	18.9% in the United States

•	3.7% Internationally

•	Total same-store retail revenues increase 9.1%

•	13.5% in the United States

•	2.0% Internationally

•	Long-term debt reduced by $167 million since the beginning of the year, including $74 million during the fourth quarter

•	Days supply of vehicle inventories as of December 31, 2010

•	55 days for new

•	43 days for used

“Our results exceeded my expectations,” said Penske Automotive Group Chairman Roger Penske. “An improving retail environment in the U.S. drove our business in the fourth quarter, including a 13.8% increase in same-store total retail unit sales and a 7.0% increase in same-store service and parts revenues. In the U.K., our execution and our brand mix helped us to outperform the market and provide a strong contribution of profits despite difficult comparisons due to the government incentive programs in place last year.”

Total revenues for the year ended December 31, 2010 increased 12.7% to $10.7 billion. Adjusted income from continuing operations attributable to common shareholders for the year ended December 31, 2010 amounted to $109.3 million, or $1.19 per share, which compares to adjusted income from continuing operations attributable to common shareholders of $80.2 million, or $0.87 per share, in the year ended December 31, 2009. Adjusted income from continuing operations attributable to common shareholders in the years ended December 31, 2010 and 2009 exclude net after-tax gains of $1.8 million ($0.02 per share) and $3.1 million ($0.03 per share), respectively, relating to the items highlighted in the reconciliations in the attached selected data tables.

smart USA

The distribution business generated after-tax losses of $5.8 million ($0.06 per share) and $15.9 million ($0.17 per share) in the three and twelve months ended December 31, 2010, respectively. Results for the fourth quarter and full year include after-tax expenses of $2.7 million ($0.03 per share) and $3.6 million in ($0.04), respectively, relating to the development of the five-door vehicle previously designed for distribution through the smart USA dealer network.

As previously announced, Mercedes-Benz USA and the Company have initiated discussions to transfer distribution of the smart fortwo to Mercedes-Benz USA. As a result, smart USA cancelled the project relating to the five-door vehicle.

Acquisition Activity

During 2010, the Company acquired 8 franchises and commenced operations at 16 franchises awarded by manufacturers. These 24 franchises are expected to generate approximately $400 million of revenue on an annualized basis.

Financing Activity

During 2010, the Company repurchased $155.7 million principal amount of its outstanding 3.5% Senior Subordinated Convertible Notes due 2026 (the “Convertible Notes”) for $156.6 million in cash. The Company currently expects to use cash flow from operations, existing working capital, and borrowings under its U.S. revolving credit facilty to fund the expected April 2011 redemption of the remaining $150.6 million principal amount of outstanding Convertible Notes. As of December 31, 2010, the Company had $300.0 million of revolving credit available under its U.S. credit facility.

The Company also has authorization to repurchase up to $150.0 million of its outstanding common stock, debt or convertible debt. Securities may be acquired from time to time either through open market purchases, negotiated transactions or other means.

Conference Call

Penske Automotive will host a conference call discussing financial results relating to the fourth quarter of 2010 on February 16, 2011, at 2:00 p.m. Eastern Standard Time. To listen to the conference call, participants must dial (800) 230-1074 [International, please dial (612) 234-9960]. The call will also be simultaneously broadcast over the Internet through the Penske Automotive Group website at www.penskeautomotive.com.

About Penske Automotive

Penske Automotive Group, Inc. (www.penskeautomotive.com), headquartered in Bloomfield Hills, Michigan, operates 325 retail automotive franchises, representing 39 different brands and 25 collision repair centers. Penske Automotive, which sells new and previously owned vehicles, finance and insurance products and replacement parts, and offers maintenance and repair services on all brands it represents, has 172 franchises in 17 states and Puerto Rico and 153 franchises located outside the United States, primarily in the United Kingdom.

Penske Automotive, through its wholly-owned subsidiary smart USA Distributor LLC (www.smartusa.com), is the exclusive distributor of the smart fortwo vehicle and related parts in the United States. smart USA supports approximately 75 smart retail centers in the United States.

Penske Automotive is a member of the Fortune 500 and Russell 1000 and has approximately 14,500 employees. smart and fortwo are registered trademarks of Daimler AG.

Non-GAAP Financial Measures

This release contains certain non-GAAP financial measures as defined under SEC rules, such as adjusted income from continuing operations attributable to common shareholders and related earnings per share, EBITDA and adjusted EBITDA. The Company has reconciled these measures to the most directly comparable GAAP measures in the release. The Company believes that these non-GAAP financial measures improve the transparency of the Company’s disclosure by providing period-to-period comparability of the Company’s results from operations.

Caution Concerning Forward Looking Statements

Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.’s expected revenue, ability to access amounts under its U.S. revolving credit facility, and efforts to transition the smart USA distributorship. Actual results may vary materially because of risks and uncertainties, including external factors such as consumer credit conditions, adverse conditions affecting a particular manufacturer, macro-economic factors, interest rate fluctuations, changes in consumer spending, and other factors over which management has no control. Availability of revolving credit under the Company’s U.S. credit facility is predicated on continued covenant compliance and other factors. Successful transition of the smart USA distributorship will depend on negotiation and completion of definitive documentation, regulatory approvals, and other factors. These forward-looking statements should be evaluated together with additional information about Penske Automotive’s business, markets, conditions and other uncertainties, which could affect Penske Automotive’s future performance. These risks and uncertainties are addressed in Penske Automotive’s Form 10-K for the year ended December 31, 2009, and its other filings with the Securities and Exchange Commission (“SEC”). This press release speaks only as of its date, and Penske Automotive disclaims any duty to update the information herein.

Contacts:	Bob O’Shaughnessy Chief Financial Officer 248-648-2800 boshaughnessy@penskeautomotive.com

or
Anthony R. Pordon Senior Vice President 248-648-2540 tpordon@penskeautomotive.com

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Statements of Income
(Amounts In Thousands, Except Per Share Data)
(Unaudited)

	Fourth Quarter
	2010	2009
Revenues:
New Vehicle	$1,451,352	$1,254,487
Used Vehicle	728,404	647,641
Finance and Insurance, Net	61,813	58,272
Service and Parts	342,841	322,934
Distribution	8,226	9,443
Fleet and Wholesale Vehicle	175,460	146,342

Total Revenues	2,768,096	2,439,119

Cost of Sales:
New Vehicle	1,328,404	1,149,149
Used Vehicle	676,005	598,426
Service and Parts	150,129	142,209
Distribution	7,403	10,631
Fleet and Wholesale Vehicle	174,832	145,229

Total Cost of Sales	2,336,773	2,045,644

Gross Profit	431,323	393,475
SG&A Expenses	360,203	327,620
Depreciation	12,053	13,523

Operating Income	59,067	52,332
Floor Plan Interest Expense	(9,091)	(8,060)
Other Interest Expense	(11,776)	(13,524)
Debt Discount Amortization	(1,647)	(3,135)
Equity in Earnings of Affiliates	8,844	2,092

Income from Continuing Operations Before Income Taxes	45,397	29,705
Income Taxes	(14,573)	(10,057)

Income from Continuing Operations	30,824	19,648
Loss from Discontinued Operations, Net of Tax	(1,753)	(759)

Net Income	29,071	18,889
Income Attributable to Non-Controlling Interests	(562)	(212)

Net Income Attributable to Common Shareholders	$28,509	$18,677

Income from Continuing Operations Per Share	$0.33	$0.21

Income Per Share	$0.31	$0.20

Weighted Average Shares Outstanding	92,214	91,780

Amounts Attributable to Common Shareholders:
Reported Income from Continuing Operations	$30,824	$19,648
Income Attributable to Non-Controlling Interests	(562)	(212)

Income from Continuing Operations, Net of Tax	30,262	19,436
Loss from Discontinued Operations, Net of Tax	(1,753)	(759)

Net Income	$28,509	$18,677

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Statements of Income
(Amounts In Thousands, Except Per Share Data)
(Unaudited)

	Year
	2010	2009
Revenues:
New Vehicle	$5,455,802	$4,654,569
Used Vehicle	2,940,296	2,597,155
Finance and Insurance, Net	251,954	222,281
Service and Parts	1,344,274	1,316,514
Distribution	51,401	179,159
Fleet and Wholesale Vehicle	669,858	534,478

Total Revenues	10,713,585	9,504,156

Cost of Sales:
New Vehicle	5,007,864	4,279,046
Used Vehicle	2,714,097	2,373,303
Service and Parts	580,601	591,159
Distribution	46,833	161,000
Fleet and Wholesale Vehicle	662,642	521,672

Total Cost of Sales	9,012,037	7,926,180

Gross Profit	1,701,548	1,577,976
SG&A Expenses	1,411,814	1,315,225
Depreciation	48,884	54,234

Operating Income	240,850	208,517
Floor Plan Interest Expense	(34,981)	(35,552)
Other Interest Expense	(49,267)	(55,201)
Debt Discount Amortization	(8,637)	(13,043)
Equity in Earnings of Affiliates	20,569	13,808
Gain on Debt Repurchase	1,634	10,429

Income from Continuing Operations Before Income Taxes	170,168	128,958
Income Taxes	(57,912)	(45,200)

Income from Continuing Operations	112,256	83,758
Loss from Discontinued Operations, Net of Tax	(2,909)	(6,838)

Net Income	109,347	76,920
Income Attributable to Non-Controlling Interests	(1,066)	(459)

Net Income Attributable to Common Shareholders	$108,281	$76,461

Income from Continuing Operations Per Share	$1.21	$0.91

Income Per Share	$1.18	$0.83

Weighted Average Shares Outstanding	92,091	91,653

Amounts Attributable to Common Shareholders:
Reported Income from Continuing Operations	$112,256	$83,758
Income Attributable to Non-Controlling Interests	(1,066)	(459)

Income from Continuing Operations, Net of Tax	111,190	83,299
Loss from Discontinued Operations, Net of Tax	(2,909)	(6,838)

Net Income	$108,281	$76,461

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Thousands)
(Unaudited)

	12/31/10	12/31/09
Assets
Cash and Cash Equivalents	$16,621	$13,999
Accounts Receivable, Net	397,255	321,226
Inventories	1,524,226	1,302,495
Other Current Assets	70,341	95,426
Assets Held for Sale	—	10,625

Total Current Assets	2,008,443	1,743,771
Property and Equipment, Net	739,847	726,808
Intangibles	1,018,316	1,011,803
Other Long-Term Assets	303,226	313,625

Total Assets	$4,069,832	$3,796,007

Liabilities and Equity
Floor Plan Notes Payable	$973,285	$769,657
Floor Plan Notes Payable – Non-Trade	505,430	423,316
Accounts Payable	261,986	189,989
Accrued Expenses	207,498	227,294
Current Portion Long-Term Debt	10,593	12,442
Liabilities Held for Sale	—	7,675

Total Current Liabilities	1,958,792	1,630,373
Long-Term Debt	769,285	933,966
Other Long-Term Liabilities	295,902	285,629

Total Liabilities	3,023,979	2,849,968
Equity	1,045,853	946,039

Total Liabilities and Equity	$4,069,832	$3,796,007

PENSKE AUTOMOTIVE GROUP, INC.
Selected Data
(Unaudited)

	Fourth Quarter		Year
	2010	2009	2010	2009
Total Retail Units:
New Retail	39,033	35,176	155,352	140,661
Used Retail	27,705	23,395	113,676	102,208

Total	66,738	58,571	269,028	242,869

smart Wholesale Units	884	998	5,045	13,772

Same-Store Retail Units:
New Same-Store Retail	37,386	35,168	149,376	140,087
Used Same-Store Retail	26,657	23,380	109,813	101,578

Total	64,043	58,548	259,189	241,665

Same-Store Retail Revenue:
New Vehicles	$1,392,903	$1,253,863	$5,221,327	$4,615,701
Used Vehicles	705,514	647,154	2,824,175	2,559,534
Finance and Insurance, Net	59,980	58,266	244,184	220,704
Service and Parts	329,720	321,525	1,300,007	1,304,400

Total	$2,488,117	$2,280,808	$9,589,693	$8,700,339

Same-Store Retail Revenue Growth:
New Vehicles	11.1%	18.2%	13.1%	(24.0%)
Used Vehicles	9.0%	19.1%	10.3%	(12.9%)
Finance and Insurance, Net	2.9%	34.1%	10.6%	(16.9%)
Service and Parts	2.5%	(1.6%)	(0.3%)	(8.6%)
Total	9.1%	15.5%	10.2%	(18.8%)
Revenue Mix:
New Vehicles	52.4%	51.4%	50.9%	49.0%
Used Vehicles	26.3%	26.6%	27.4%	27.3%
Finance and Insurance, Net	2.2%	2.4%	2.4%	2.3%
Service and Parts	12.4%	13.2%	12.5%	13.9%
Distribution	0.3%	0.4%	0.5%	1.9%
Fleet and Wholesale	6.4%	6.0%	6.3%	5.6%
Average Retail Selling Price:
New Vehicles	$37,183	$35,663	$35,119	$33,091
Used Vehicles	26,291	27,683	25,866	25,410
Gross Margin	15.6%	16.1%	15.9%	16.6%
Retail Gross Margin – by Product:
New Vehicles	8.5%	8.4%	8.2%	8.1%
Used Vehicles	7.2%	7.6%	7.7%	8.6%
Service and Parts	56.2%	56.0%	56.8%	55.1%

PENSKE AUTOMOTIVE GROUP, INC.
Selected Data (Continued)
(Unaudited)

	Fourth Quarter		Year
	2010	2009	2010	2009
Gross Profit per Retail Transaction:
New Vehicles	$3,150	$2,995	$2,883	$2,670
Used Vehicles	1,891	2,104	1,990	2,190
Finance and Insurance	926	995	937	915
Brand Mix:
BMW / MINI	23%	22%	21%	22%
Toyota / Lexus	17%	19%	18%	19%
Honda / Acura	13%	13%	14%	14%
Mercedes Benz / smart	11%	11%	10%	10%
Audi	10%	10%	10%	10%
Land Rover	4%	5%	5%	4%
Porsche	4%	4%	4%	4%
Ferrari / Maserati	3%	3%	3%	3%
Other	15%	13%	15%	14%

	100%	100%	100%	100%
Premium	68%	67%	66%	65%
Foreign	27%	28%	29%	30%
Domestic Big 3	5%	5%	5%	5%

	100%	100%	100%	100%
Revenue Mix:
U.S.	65%	62%	63%	63%
International	35%	38%	37%	37%

	100%	100%	100%	100%
Rent Expense	$44,479	$41,602	$169,342	$162,992
EBITDA*	$70,873	$59,887	$276,956	$251,436
Adjusted EBITDA*	$69,722	$59,887	$274,171	$246,231
* See the following Non-GAAP reconciliation tables

Reconciliation of 2010 and 2009 reported and adjusted income from continuing operations attributable to common shareholders of PAG and related earnings per share:

	Fourth Quarter
	2010		2009
	Income	EPS	Income	EPS

Income from continuing operations attributable to common shareholders of PAG	$30,262	$0.33	$19,436	$0.21
Gain on sale of investment	(3,595)	(0.04)	—	—
Franchise closure/relocation costs	2,814	0.03	—	—

Adjusted income from continuing operations attributable to PAG	$29,481	$0.32	$19,436	$0.21

		Twelve Months

	2010		2009

	Income	EPS	Income	EPS

Income from continuing operations attributable to common shareholders of PAG	$111,190	$1.21	$83,299	$0.91
Gain on sale of investment	(3,595)	(0.04)	—	—
Franchise closure/relocation costs	2,814	0.03	778	0.01
Gain on debt repurchase	(1,062)	(0.01)	(6,518)	(0.07)
Costs relating to Saturn transaction	—	—	1,926	0.02
Hedge de-designation costs	—	—	686	0.01

Adjusted income from continuing operations attributable to PAG	$109,347	$1.19	$80,171	$0.87

Reconciliation of 2010 and 2009 net income to EBITDA and adjusted EBITDA:

	Fourth Quarter		Twelve Months
	2010	2009	2010	2009
Net income	$29,071	$18,889	$109,347	$76,920
Depreciation	12,053	13,523	48,884	54,234
Other interest expense	11,776	13,524	49,267	55,201
Debt discount amortization	1,647	3,135	8,637	13,043
Income taxes	14,573	10,057	57,912	45,200
Loss from discontinued operations, net of tax	1,753	759	2,909	6,838

EBITDA	70,873	59,887	276,956	251,436
Gain on sale of investment	(5,295)	—	(5,295)	—
Franchise closure/relocation costs	4,144	—	4,144	1,200
Gain on debt repurchase	—	—	(1,634)	(10,429)
Costs relating to Saturn transaction	—	—	—	2,967
Hedge de-designation costs	—	—	—	1,057

Adjusted EBITDA	$69,722	$59,887	$274,171	$246,231